UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 507-8808

1450 S. Miami Avenue, Miami, FL 33130
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2013, Net Element International, Inc. (the “Company”) entered into a letter agreement, dated as of August 28, 2013 (the “Exchange Agreement”), with Oleg Firer, Steven Wolberg, Georgia Notes 18 LLC and Vladimir Sadovskiy, pursuant to which the Company has agreed, subject to approval of the Company’s shareholders, to issue such number of shares of common stock of the Company equal to 10% of the Company’s issued and outstanding common stock as of the date of issuance of such shares in exchange for the Company’s acquisition of the outstanding 10% minority interest in the Company’s 90%-owned subsidiary, TOT Group, Inc. (“TOT Group”). Mr. Firer is Chief Executive Officer and a director of the Company and Mr. Wolberg is Chief Legal Officer and Secretary of the Company.

Pursuant to the Exchange Agreement, the Company will purchase (i) from Oleg Firer 45,000 shares of common stock of TOT Group, representing 4.5% of TOT Group’s outstanding shares of common stock, in exchange for the issuance to Mr. Firer of such number of shares of common stock of the Company equal to 4.5% of the Company’s issued and outstanding common stock as of the date of issuance of such shares, (ii) from Steven Wolberg 20,000 shares of common stock of TOT Group, representing 2% of TOT Group’s outstanding shares of common stock, in exchange for the issuance to Mr. Wolberg of such number of shares of common stock of the Company equal to 2% of the Company’s issued and outstanding common stock as of the date of issuance of such shares, (iii) from Georgia Notes 18 LLC 30,000 shares of common stock of TOT Group, representing 3% of TOT Group’s outstanding shares of common stock, in exchange for the issuance to Georgia Notes 18 LLC of such number of shares of common stock of the Company equal to 3% of the Company’s issued and outstanding common stock as of the date of issuance of such shares and (iv) from Vladimir Sadovskiy 5,000 shares of common stock of TOT Group, representing 0.5% of TOT Group’s outstanding shares of common stock, in exchange for the issuance to Mr. Sadovskiy of such number of shares of common stock of the Company equal to 0.5% of the Company’s issued and outstanding common stock as of the date of issuance of such shares.

Mike Zoi, the Company’s majority stockholder and a director of the Company, and Kenges Rakishev, a significant stockholder of the Company and Chairman of the Company’s Board of Directors, have agreed to cause their respective controlled entities that hold shares of common stock of the Company to vote in favor of the issuance of 10% of the Company’s issued and outstanding common stock as of the date of issuance of such shares pursuant to the Exchange Agreement.

The shares of common stock of the Company issuable pursuant to the Exchange Agreement will be issued pursuant to the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and comparable exemptions under applicable state securities laws. No advertising or general solicitation was employed in issuing such shares of common stock. The issuances will be made to a limited number of persons, all of whom have a substantive preexisting relationship with the Company, its directors or its executive officers, and transfers of such shares will be restricted by the Company in accordance with the requirements of the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures contained under Item 1.01 above are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 28, 2013, among Net Element International, Inc., Oleg Firer, Steven Wolberg, Vladimir Sadovskiy, Georgia Notes 18, LLC, Kenges Rakishev and Mike Zoi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: September 10, 2013	By:	/s/ Jonathan New
	Name: Title:	Jonathan New Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated August 28, 2013, among Net Element International, Inc., Oleg Firer, Steven Wolberg, Vladimir Sadovskiy, Georgia Notes 18, LLC, Kenges Rakishev and Mike Zoi